EXHIBIT 4.1










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                                  iEXALT, INC.



                               REGISTRATION RIGHTS

                                    AGREEMENT




                           DATED AS OF NOVEMBER 1 2000




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                                TABLE OF CONTENTS


                                                                        PAGE
1.    Certain Definitions............................................    1
2.    Company Definitions............................................    2
      (a)  Notice of Registration....................................    2
      (b)  Underwriting..............................................    3
      (c)  Right to Terminate Registration...........................    3
3.    Registration on Form S-3.......................................    3
      (a)  Request for Registration..................................    3
      (b)  Limitations...............................................    3
4.    Expenses of Registration.......................................    4
      (a) Registration Expenses......................................    4
      (b)  Selling Expenses..........................................    4
5.    Registration Procedures........................................    4
6.    Indemnification................................................    5
      (a)  By Company................................................    5
      (b)  By Holders................................................    5
      (c)  Procedures................................................    6
7.    Information by Holders.........................................    6
8.    Rule 144 Reporting.............................................    6
9.    Transfer of Registration Rights................................    6
10.   Termination....................................................    7
11.   Governing Law..................................................    7
12    Amendments and Waivers.........................................    7
13.   Severability...................................................    7
14    Notices........................................................    7
15.   Counterparts...................................................    8
16.   Titles and Subtitles...........................................    8
17.   Arbitration....................................................    8

EXHIBIT A
Right Holders........................................................   10

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                                  iEXALT, INC.
                                 ---------------


                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of November 1 2000 by and between iExalt, Inc., a Nevada corporation (the "Company"), and PsyCare America, LLC, a Georgia limited liability company (the "Right Holder"). Together, the parties to this Agreement are referred to as the "Parties".


                                R E C I T A L S :

      A. WHEREAS, the Company and the Right Holder are Parties to that certain Acquisition Agreement dated as of November 1, 2000, pursuant to which, among other things, certain assets of the Right Holder shall be acquired by the Company (the "Acquisition") and the Company shall issue shares of Common Stock, $.00 par value (the "iExalt Common Stock") to the Right Holder; and

      B. WHEREAS, in connection with the issuance of iExalt Common Stock, the Parties desire to provide for the registration of the iExalt Common Stock in accordance with the terms of this Agreement;

      NOW, THEREFORE, the Parties agree as follows:


                               A G R E E M E N T :

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "CLOSING DATE" shall mean the date of execution of this Agreement.

            "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

            "HOLDER" shall mean the Right Holder and any assignee as permitted by Section 9.

            "INITIATING HOLDERS" shall mean in aggregate the Holders of fifty percent (50%) or more of the iExalt Common Stock that initiate a registration pursuant to this Agreement.

            "OTHER HOLDERS" shall mean the holders of the Company securities, other than the Initiating Holders, that are proposing or electing to distribute their securities pursuant to a registration under this Agreement.

            "REGISTRABLE SECURITIES" shall mean any shares of iExalt Common Stock and any share of Common Stock or other security issued or issuable in respect of such iExalt Common Stock upon any

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stock split, stock dividend, recapitalization or similar event; provided, however, that such shares shall only be treated as Registrable Securities if they have not been (i) sold to or through a broker or dealer of underwriter in a public distribution or a public securities transaction or (ii) sold in a single transaction exempt from the registration and prospectus delivery requirements and restrictive legends with respect thereto have been removed upon the consummation or such sale.

     The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission and such other governmental or regulatory bodies as are appropriate.

     "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements or counsel for the Company (but not fees and disbursements of special counsel for Holder, if any), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder.

     Other capitalized terms used herein without definition shall have the same meaning as set forth in the Acquisition Agreement.

      2. COMPANY REGISTRATION.

            (a) NOTICE OF REGISTRATION. If at any time during a two-year period commencing with the date of issuance of shares of iExalt Common Stock to the Right Holder (whether at the First Closing or the Second Closing), the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than:

                (i)  a registration relating solely to employee benefit plans or

                (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                     (A) promptly give to each Holder written notice thereof;
                         and

                     (B) include in such registration (and any related
                         qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

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            (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Subsection 2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in such registration; provided, however, that the number of securities to be included for the account of the Holders shall not be so limited if any securities are to be included in such underwriting for the account of any person other than the Company or the Holders. The Company shall so advise all Holders proposing to distribute their securities through such underwriting and the number of shares that may be included in the registration and underwriting by all such Holders shall be allocated among them, as nearly as practicable, first, to the Company and second, pro rata among the Holders based upon the respective amounts of Registrable Securities that each such Holder has elected to include in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred shares. If any Holder disapproves of the terms of any such underwriting, he may elect, unless otherwise agreed in writing by such Holder, to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

      3. REGISTRATION ON FORM S-3.

            (a) REQUEST FOR REGISTRATION. If, at any time during the two-year period commencing with the date of issuance of shares of iExalt Common Stock to the Right Holder (whether at the First Closing or the Second Closing), the Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall file such registration statement with the Commission within 30 days after such request is received by the Company, and shall use its best efforts to cause the sale of such Registrable Securities to be registered for the offering on such form as soon as possible after such filing, to cause such Registrable Securities to be qualified in such jurisdictions as the Initiating Holders may reasonably request, and to cause such registration to remain effective for a two-year period.

            (b) LIMITATIONS. Notwithstanding the foregoing, the Company shall not be obligated to take action pursuant to this Section 3:

          (i) in any particular jurisdiction in which the Company would be required to

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      execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (ii) if the Company, within ten days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 30 days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); provided, however, if the Holder elects to participate in such a registration statement, the Holder shall be entitled to include all of the shares requested to be included, notwithstanding the provisions of Subsection 2(b) hereof to the contrary;

          (iii) during the period starting with the date 30 days prior to the Company's estimated date of filing, and ending on the date six months immediately following the effective date, of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, if the Holder elects to participate in such a registration statement, the Holder shall be entitled to include all of the shares requested to be included, notwithstanding the provisions of Subsection 2(b) hereof to the contrary; or


            (c) The Company shall use its best efforts to make such timely filings with the Commission and to otherwise conduct its affairs so that the Company at all times shall be a registrant entitled to use Form S-3 to register the sale of the Registrable Securities.

      4. EXPENSES OF REGISTRATION.

            (a) REGISTRATION EXPENSES. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3 hereof.

            (b) SELLING EXPENSES. Unless other stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

      5. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

            (i) keep each Holder participating in such registration advised as to the initiation of each registration, qualification and compliance and as to the completion thereof;

            (ii) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such parties may reasonably request in order to facilitate the public offering of such securities.

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      6. INDEMNIFICATION.

            (a) BY COMPANY. The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated specifically for use therein. If the Holders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Subsection 6(a) to reimburse legal fees and expenses of more than one separate counsel for the Holders.

            (b) BY HOLDERS. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Subsection 6(b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct of such Holder.

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            (c) PROCEDURES. Each Party entitled to indemnification under this
Section 6 (the "INDEMNIFIED PARTY") shall give notice to the Party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term hereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      7. INFORMATION BY HOLDERS. As the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement, all Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed.

      8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times while the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

                  (ii) file with the Commission in a timely manner all mandated, material reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (iii) furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

      9. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Section 2 and 3 hereof may otherwise be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that:

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                  (i) such transfer may otherwise be effected in accordance with applicable securities laws;

                  (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder.

      10. TERMINATION. All rights granted and obligations imposed pursuant to Sections 2 and 3 of this Agreement shall terminate on the earlier of (i) two years after the Second Closing or (ii) as to each Holder, at such time as such Holder has sold all Registrable Securities held by it pursuant to Rule 144 or pursuant to a registration.

      11. GOVERNING LAW. This Agreement will be governed by and construed under the internal laws of the State of Georgia.

      12. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the iExalt Common Stock with registration rights pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company and each Holder of any securities subject to this Agreement and future Holders of all such securities.

      13. SEVERABILITY. If any provision of this Agreement or any portion thereof is finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement. Every other provision, and any portion of such an invalidated provision that is not invalidated by such a determination, shall remain in full force and effect.

      14. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or three days after deposit with the United States Postal Service via first class mail, postage paid, registered or certified with return receipt requested, addressed,

                  (i)   if to the Company, to:

                        iExalt, Inc.
                        4301 Windfern Drive
                        Houston, TX 77041
                        Attn: Donald Sapaugh
                        Telecopier:  (281) 922-4114



                  (ii)  if to PsyCare America, LLC, to:

                        PsyCare America, LLC
                        4351 Shackleford Road
                        Norcross, Georgia  30093
                        Attention:  President
                        Telecopier:  (770) 381-2802

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And if to any other Holder, at the address for such Holder maintained in the
Company's records, in each case with a required copy to PsyCare America LLC at the address noted above.

      15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument, and any of which shall be enforceable against the person who has executed the same.

      16. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      17. ARBITRATION. Both parties agree to follow the RULES OF PROCEDURE FOR CHRISTIAN CONCILIATION of the Institute for Christian Conciliation (a division of Peacemaker Ministries) for any and all disputes concerning or arising out of this Agreement. Both parties agree that the Bible commands parties to make every effort to resolve disputes with each other in private and in obedience agree to proceed to legally binding arbitration before a mutually agreed arbitrator. Both parties realize that arbitration will be the exclusive remedy for potential disputes and may not later litigate these or any other related matters in civil court.

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      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

                                            "Company"

                                            iEXALT, INC.
                                            a Nevada corporation



                                            By: /s/ DONALD SAPAUGH
                                                -----------------------
                                                    Donald Sapaugh, President


                                            "Right Holder:

                                            PsyCare America, LLC
                                            a Georgia limited liability company


                                            By: /s/ J. LELAND STRANGE
                                                -------------------------
                                                    J. Leland Strange, President

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EXHIBIT A

                                  RIGHT HOLDERS



                                                              Number of Shares
                                                              of iExalt Common
Name                                                             Stock Held
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                                                   Total:
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